Exhibit 99.1

PROS HOLDINGS REPORTS RECORD THIRD QUARTER 2007
FINANCIAL RESULTS

Pricing and Revenue Optimization Leader Reports Record Quarterly Revenue

•                  Record revenues of $16.4 million, an increase of 32% year-over-year

•                  Non-GAAP income from operations of $3.3 million, an increase of 53% year-over-year

•                  Non-GAAP net income of $3.0 million or $0.11 per diluted share

Houston, Texas — October 29, 2007 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and revenue optimization science and software, today announced financial results for the third quarter ended September 30, 2007.

Revenues for the third quarter of 2007 were a record $16.4 million, a 32% increase over the third quarter of 2006. License and implementation revenues were $11.7 million in the quarter, an increase of 41% from $8.3 million in the prior year period.

Bert Winemiller, Chairman and CEO of PROS stated, “We are pleased that we exceeded our target metrics in our first full quarter as a public company. The third quarter of 2007 marked record revenue, strong operating income, and positive operating cash flow.  The momentum we are building in the pricing and revenue optimization market increases my confidence and optimism about our growth prospects for the future.”

Non-GAAP operating income was $3.3 million, up 53% year-over-year, and non-GAAP net income was $3.0 million, or $0.11 per share, compared with $2.0 million, or $0.10 per share in the third quarter of 2006.  These non-GAAP figures in 2007 exclude $0.4 million in FAS123R stock-based compensation charges, $0.4 million in one-time deferred financing costs and $1.1 million tax benefit due to the reversal of a valuation allowance previously recorded against our deferred tax assets.

Charles Murphy, Executive Vice President and CFO said, “We are pleased to be able to report continued growth for PROS in the third quarter. Our revenue model provides a high level of predictability to our business and adds to our history of profitability and positive operating cash flow. Strong non-GAAP gross margin reached 72.2% in the third quarter, a record for PROS. Strong revenue, combined with lower than expected selling, general and administrative expenses helped us achieve non-GAAP operating margin of 19.9%, above our forecast for the quarter.”

For the quarter ended September 30, 2007 PROS reported income from operations, in accordance with accounting principles generally accepted in the United States of America (“GAAP”), of $2.9 million compared with $2.1 million for the same period in 2006, a 33% increase. Net income was $3.5 million, compared with $2.1 million in the third quarter of 2006, a 65% increase. Net income per diluted share was $0.13 for the quarter compared to net income per diluted share of $0.10 for the same period in 2006.

The attached table represents a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the third quarter and nine months ended September 30, 2007 and 2006.

Cash and equivalents were $40.0 million for the third quarter, an increase from $4.2 million at the end of second quarter 2007. The increase was primarily due to net operating cash flow of $5.6 million,  a $31.2 million increase in net cash provided by financing activities, which include,  the proceeds from our initial public offering offset by the retirement of the $20 million credit facility, and cash used in investing activities of $1.0 million.

Our effective GAAP tax rate was (19%) in the third quarter compared to 20% in the prior year.  Included in our tax expense for the third quarter of 2007 is a benefit of $1.1 million due to the reversal of a valuation allowance previously recorded against our deferred tax assets. The reversal is the result of our conclusion that it is more likely than not that the associated deferred tax assets will be realized. Without this reversal our effective tax rate would have been 20%. Our effective tax rate historically has been lower than the statutory rate of 34% largely due to the application of general business tax credits, and we expect to continue to benefit from these credits for the foreseeable future.  We expect the effective tax rate to be approximately 27% to 28% in 2008.

Financial Outlook

Based on information as of September 30, 2007, PROS is updating guidance for the fourth quarter and full year as follows:

Fourth Quarter of Fiscal Year 2007:

•                  Revenue:  The Company expects total revenue in the range of $17.0 million to $17.3 reflecting revenue growth of 30% at the midpoint, compared to the fourth quarter of 2006.

•                  Non-GAAP income from operations:  The Company is projecting non-GAAP income from operations of $2.9 to $3.2 million. Non-GAAP income from operations for the fourth quarter excludes estimated FAS 123R stock option expense of $0.5 million.

•                  Non-GAAP net income and Non-GAAP diluted earnings per share:  The Company is projecting non-GAAP net income of $2.6 to $2.9 million and non-GAAP diluted earnings per share of $0.10 to $0.11 based on an estimated weighted average of 26.4 million diluted shares outstanding and an estimated effective tax rate of 21%. Non-GAAP net income for the fourth quarter excludes estimated FAS 123R stock option expense of $0.5 million.

•                  GAAP income from operations, GAAP net income & GAAP diluted earnings per share:  The Company is projecting GAAP income from operations of $2.4 million to $2.7 million; GAAP net income of $2.2 million to $2.4 million and GAAP diluted earnings per share of $0.08 cents to $0.09 cents. We expect the effective tax rate to be approximately 21% in the fourth quarter of 2007.

Fiscal Year 2007:

•                  Revenue:  The Company expects total revenue in the range of $61.3 to $61.6 million reflecting revenue growth of 34% at the midpoint, compared to fiscal year 2006.

•                  Non-GAAP income from operations:  The Company is projecting non-GAAP income from operations of $11.0 to $11.3 million. Non-GAAP income from operations for the full year excludes estimated FAS 123R stock option expense of $1.4 million.

•                  Non-GAAP net income and Non-GAAP diluted earnings per share:  The Company is projecting non-GAAP net income of $9.6 to $9.9 million and non-GAAP diluted earnings per share of $0.41 to $0.42 based on an estimated weighted average of 23.4 million diluted shares outstanding and an estimated effective tax rate of 12%. Non-GAAP net income for the full year excludes estimated FAS 123R stock option expense of $1.4 million, the expensing of deferred financing costs of $0.4 million in connection with the repayment of the $20 million credit facility from the proceeds from the IPO and $1.1 million tax benefit due to the reversal of a valuation allowance previously recorded against our deferred tax assets.

•                  GAAP income from operations, GAAP net income & GAAP diluted earnings per share:  The Company is projecting GAAP income from operations of $9.6 million to $9.9 million; GAAP net income of $9.3 million to $9.6 million and GAAP diluted earnings per share of $0.39 cents to $0.40 cents.

•                  Bookings: The Company anticipates bookings for the year 2007 to be in the range of $42 to $44 million.

Conference Call Details

In conjunction with this announcement, PROS Holdings will host a conference call on October 29, 2007, at 5:00 p.m. (EDT) to discuss the company’s financial results. To access this call, dial 800-291-5365 (domestic) or 617-614- 3922 (international). The pass code for the call is 83922465. Additionally, a live web cast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

Following the conference call, a replay will be available at 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 64413057. An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a leading provider of pricing and revenue optimization software products, specializing in price analytics, price execution, and price optimization. By using PROS’ software products, companies gain insight into their pricing strategies, identify pricing-based profit leaks, optimize their pricing decision making and improve their business processes and financial performance. PROS’ software products implement advanced pricing science, which includes operations research, forecasting and statistics. PROS high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with 100s of simultaneous users and sub-second electronic transactions. PROS also provides a range of services that include analyzing a company’s current pricing processes and implementing software products to improve pricing performance. PROS has implemented over 200 solutions across a range of industries in more than 40 countries.

Founded in 1985, PROS is headquartered in Houston, Texas. Today, PROS has over 300 employees, more than 100 with advanced degrees and over 20 with Ph.D.s. To learn more about PROS, please visit www.prospricing.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS future financial performance, new product development, market growth, the demand for PROS solutions, the performance of PROS solutions, and the predictability of the PROS business. The forward-looking statement contained in this press release are based upon PROS historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include: (a) PROS ability to perform at the levels required to meet its future financial performance expectations, (b) PROS ability to develop new products and product enhancements with the required functionality desired, (c) the ability of the market for enterprise software to grow, (d) the ability of the PROS revenue model to continue to provide the level of predictability to the PROS business, and (e) PROS ability to maintain historical maintenance renewal rates. Additional information relating to the uncertainty affecting the PROS business are contained in PROS filings with the Securities and Exchange Commission.  These forward-looking statements represent PROS expectations as of the date of this press release.  Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and non-GAAP earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS ongoing operational performance. PROS believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results. As noted, the non-GAAP financial measures discussed above are share-based compensation expense in the three and nine months ended September 30, 2007 of $0.4 million and $0.9 million, respectively pursuant to SFAS 123(R), the expensing in the third quarter of deferred financing costs of $0.4 million in connection with the repayment of the $20 million credit facility and $1.1 million tax benefit due to the reversal of a valuation allowance previously recorded against our deferred tax assets.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Contact:
PROS Investor Relations
Tel: 713-335-5879
e-mail: ir@PROSpricing.com

Media Contact:
PROS Corporate Communications
Tel: 713-335-5197
e-mail: corpcomm@PROSpricing.com

PROS HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$40,012	$42,540
Accounts and unbilled receivables, net of allowance of $1,220 and $1,190 respectively	14,921	13,789
Prepaid expenses and other current assets	3,851	2,200

Total current assets:	58,784	58,529
Property and equipment, net	3,142	2,373
Other assets	2,492	2,144

Total assets	$64,418	$63,046

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	1,447	584
Accrued liabilities	3,390	3,966
Accrued contract labor	1,018	1,405
Accrued payroll	2,589	2,919
Deferred revenue	22,191	22,080

Total current liabilities	30,635	30,954
Long-term deferred revenue	5,264	4,132
Commitments and contingencies
Redeemable preferred stock, $0.001 par value, 3,921,312 shares authorized, 0 and 2,627,282 shares outstanding, respectively	—	17,283
Stockholders’ equity:
Common stock, 25,799,184 and 19,733,689 shares outstanding	30	24
Additional paid-in capital	51,419	7,813
Common stock warrants	226	226
Treasury stock, 3,847,040 common shares at cost	(8,938)	(8,938)
Retained (deficit) earnings	(14,218)	11,552

Total stockholders’ equity	28,519	10,677

Total liabilities and stockholders’ equity	$64,418	$63,046

PROS HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Revenue:
License & implementation	$11,661	$8,275	$30,578	$20,639
Maintenance and support	4,769	4,190	13,719	12,179

Total revenue	16,430	12,465	44,297	32,818

Cost of revenue:
License and implementation	3,276	3,281	9,683	8,548
Maintenance and support	1,365	894	3,459	2,713

Total cost of revenue	4,641	4,175	13,142	11,261

Gross profit	11,789	8,290	31,155	21,557
Gross margin	71.8%	66.5%	70.3%	65.7%

Operating expenses:
Selling, general and administrative	4,606	3,476	11,531	10,047
Research and development	4,329	2,671	12,394	7,075

Total operating expenses	8,935	6,147	23,925	17,122

Income from operations	2,854	2,143	7,230	4,435

Other income (expense):
Interest income	506	497	1,101	1,405
Interest expense	(411)	—	(869)	—

Income before income tax provision	2,949	2,640	7,462	5,840
Income tax provision	(552)	520	398	1,151

Net income	$3,501	$2,120	$7,064	$4,689

Accretion of preferred stock	—	(109)	(82)	(372)

Net earnings attributable to common stockholders	$3,501	$2,011	$6,982	$4,317

Net earnings attributable to common stockholders per share:
Basic	$0.14	$0.10	$0.32	$0.22
Diluted	$0.13	$0.10	$0.31	$0.21

Weighted average number of shares:
Basic	25,681,570	19,673,981	22,038,459	19,622,655
Diluted	26,247,871	20,990,329	22,509,178	20,756,902

PROS HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - RECONCILIATION OF GAAP TO NON-GAAP

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Net income	$3,501	$2,120	$7,064	$4,689

GAAP 123R (Non-Cash Compensation):
Cost of revenue	77	—	158	—
Selling, general and administrative	236	—	504	—
Research and development	110	—	270	—
Total operating expenses	423	—	932	—

Deferred Loan Costs	397	—	397	—

Tax impact of 123R and deferred loan costs	(172)	—	(279)	—
Tax impact of valuation allowance	(1,138)	—	(1,138)	—
Total Non-GAAP tax impact	(1,310)	—	(1,417)	—

Non-GAAP net income	3,011	2,120	6,976	4,689

Accretion of preferred stock	—	(109)	(82)	(372)

Non-GAAP net earnings attributable to common stockholders	$3,011	$2,011	$6,894	$4,317

Basic	$0.12	$0.10	$0.31	$0.22
Diluted	$0.11	$0.10	$0.31	$0.21

Shares used in computing net income per common share:
Basic	25,681,570	19,673,981	22,038,459	19,622,655
Diluted	26,247,871	20,990,329	22,509,178	20,756,902

Income from operations	$2,854	$2,143	$7,230	$4,435

GAAP 123R (Non-Cash Compensation):	423	—	932	—

Non-GAAP income from operations	$3,277	$2,143	$8,162	$4,435

PROS HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2007	2006

Operating activities:
Net income	$7,064	$4,689

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	887	995
Noncash compensation	932	—
Other, net	418	—
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables, net	(1,132)	(4,577)
Prepaid expenses and other	(1,391)	(1,275)
Accounts payable, accrued liabilities, accrued contract labor and accrued payroll	(654)	(495)
Deferred revenue	1,243	7,093
Net cash provided by operating activities	6,758	6,430
Investing activities:
Purchases of property and equipment	(1,656)	(749)
Net cash used in investing activities	(1,656)	(749)
Financing activities:
Proceeds from long-term debt	20,000	—
Proceeds from IPO	52,365	—
Payment long-term debt	(20,000)	—
Dividend on common stock	(41,328)	—
Redemption of redeemable preferred stock	(17,365)	(8,445)
Exercise of stock options	685	61
Offering costs	(1,569)	—
Deferred loan costs	(418)	—

Net cash used in financing activities	(7,631)	(8,385)
Net decrease in cash and cash equivalents	(2,528)	(2,704)
Cash and cash equivalents:
Beginning of period	42,540	38,490

End of period	$40,012	$35,786